UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2006

RelationServe Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-119632	43-2053462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6700 North Andrews Avenue, Fort Lauderdale, Florida		33309
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (954) 202-6000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On May 3, 2006, the Board of Directors of RelationServe Media, Inc. (the “Company”) increased the size of it Board of Directors from two to four directors, and elected Robert Beuregard and Vincent Addonisio to fill the vacancies created by such increase. Messrs. Beuregard and Addonisio were both appointed, along with Paul Soltoff, to the newly formed Special Committee of the Board of Directors, which is authorized to consider strategic alternatives relating to the Company’s subsidiaries RelationServe Access, Inc. and Friendsand, Inc. including the negotiating and sale of such entities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2006	By:	/s/ Donald Gould
Name: Donald Gould
Title: Chief Financial Officer